Exhibit 5.1

[LETTERHEAD OF HOLME ROBERTS & OWEN LLP]

November 5, 2009

National CineMedia, Inc.

9110 E. Nichols Ave., Suite 200

Centennial, Colorado 80112-3405

Re:	National CineMedia, Inc. Form S-3 Registration Statement

Ladies and Gentlemen:

We have acted as counsel to National CineMedia, Inc., a Delaware corporation (the “Company”), in connection with the Company’s Registration Statement on Form S-3 (the “Registration Statement”) and related prospectus filed with the Securities and Exchange Commission (the “SEC”) under the Securities Act of 1933 (as amended, the “Act”), on November 5, 2009. The Registration Statement covers the resale of up to 59,435,758 shares (the “Agreement Shares”) of common stock of the Company, $0.01 par value per share (the “Common Stock”) issueable as described below. American Multi-Cinema, Inc. and affiliates, Cinemark Holdings, Inc. and Regal Entertainment Group and affiliates (collectively, the “Founding Members”) collectively hold 59,435,758 common membership units (the “Common Units”) of National CineMedia, LLC (the “LLC”). Each of the Founding Members, pursuant to the Operating Agreement (as defined herein), is entitled to cause the LLC to redeem its Common Units from time to time and is entitled to receive either the Share Settlement or the Cash Settlement, in each case as defined in the Operating Agreement, in connection with such redemption. The Company, in its sole discretion, may elect either a Share Settlement or a Cash Settlement. The Agreement Shares are issueable under the terms of the Certificate (as defined herein) in exchange for the Common Units in the event that the Company elects to satisfy its exchange obligation through a Share Settlement. Pursuant to the Company’s Certificate, the LLC is entitled to exchange the Common Units at any time and from time to time, on a one-for-one basis, for the Agreement Shares as required for the LLC to meet its obligation under the Operating Agreement to redeem the Common Units in the event of a Share Settlement.

National CineMedia, Inc.

November 5, 2009

This opinion is being furnished in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Act.

All capitalized terms which are not defined herein shall have the meanings assigned to them in the Registration Statement.

In connection with the Company’s preparation and filing of the Registration Statement, we have examined originals or copies of all documents, corporate records or other writings that we consider relevant for the purposes of this opinion. In such examination, we have assumed, without independent investigation or inquiry, the legal capacity of all natural persons executing documents, the genuineness of all signatures on all original documents or certified copies, the authenticity of all documents submitted to us as originals or certified copies, and the conformity to original documents of all documents submitted to us as conformed or reproduction copies. We have relied as to factual matters upon and have assumed the accuracy of, the statements made in a certificate of an officer of the Company delivered to us and the certificates and other statements or information of or from public officials and officers and representatives of the Company. In connection with this opinion, we have examined the following documents:

(1) the Company’s Registration Statement and related prospectus to be filed by the Company with the SEC on the date hereof;

(2) a specimen certificate representing the Common Stock;

(3) the Amended and Restated Certificate of Incorporation of the Company, as amended to date (the “Certificate”);

(4) the Amended and Restated Bylaws of the Company, as amended to date (the “Bylaws”);

(5) the Third Amended and Restated Limited Liability Company Operating Agreement of the LLC, as amended to date (the “Operating Agreement”);

National CineMedia, Inc.

November 5, 2009

(6) such records of the corporate proceedings of the Company that we have considered necessary or appropriate for the purpose of rendering this opinion, including actions taken by the Company’s Board of Directors in connection with the authorization of the Common Stock, the filing of the Registration Statement and related matters;

(7) such records of the corporate proceedings of the LLC that we have considered necessary or appropriate for the purpose of rendering this opinion, including actions taken by the Company as managing member of the LLC in connection with the authorization of the Common Units, the redemption of the Common Units and related matters; and

(8) such other certificates and assurances from public officials, officers and representatives of the Company that we considered necessary or appropriate for the purpose of rendering this opinion.

Based on the foregoing and the limitations, qualifications, exceptions and assumptions set forth herein, we are of the opinion that, the Agreement Shares will be validly issued, fully paid and non-assessable, if and when (i) the Registration Statement, as amended (including any necessary post-effective amendments) shall have become and remains effective under the Act and provided that no stop order shall have been issued by the SEC relating thereto; (ii) the Company shall have received a Redemption Notice, as defined in the Certificate, (iii) the Company shall have elected to make a Share Settlement, as defined in the Certificate and the Board of the Company shall have adopted final resolutions authorizing the issuance of the Agreement Shares, (iv) the Founding Member that submitted the Redemption Notice shall have surrendered its Common Units for redemption to the LLC, (v) the LLC shall have (A) issued and delivered to the Company a certificate representing the number of Common Units to be redeemed and (B) delivered to the Company all transfer tax stamps or funds therefor (such Common Units, transfer tax stamps and funds collectively, the “Consideration”); and (vi) certificates representing the Agreement Shares shall have been duly executed and delivered to the LLC for transfer to the Founding Member that delivered the Redemption Notice against receipt of the agreed Consideration therefor.

National CineMedia, Inc.

November 5, 2009

For purposes of this opinion, we have assumed that, at the time of issuance, sale and delivery of the Agreement Shares: (a) the authorization thereof by the Board of the Company shall not have been modified or rescinded; (b) no change in law affecting the validity, legally binding character or enforceability of the authorization by the Board of the Company shall have occurred; (c) upon issuance of the Agreement Shares, the total number of shares of Common Stock issued and outstanding will not exceed the number of shares of Common Stock that the Company is then authorized to issue; (d) the Certificate of the Company and the Operating Agreement of the LLC shall not have been modified or amended in any respect that would affect this opinion and are in full force and effect; and (e) the authorizations by the Board of the Company will be made in accordance with the Certificate, the Bylaws and the General Corporation Law of the State of Delaware.

The opinions expressed herein are limited to the General Corporation Law of the State of Delaware (including the statutory provisions and all applicable provisions of the Delaware Constitution and reported judicial decisions implementing these laws).

This opinion may be filed as an exhibit to the Registration Statement. Consent is also given to the reference to this firm under the caption “Legal Matters” in the prospectus contained in the Registration Statement. In giving this consent, we do not admit we are included in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the SEC promulgated thereunder.

National CineMedia, Inc.

November 5, 2009

We do not express an opinion on any matters other than those expressly set forth in this letter. The opinions expressed herein are rendered as of the date hereof. We do not undertake to advise you of matters that may come to our attention subsequent to the date hereof and that may affect the opinions expressed herein, including without limitation, future changes in applicable law. This letter is our opinion as to certain legal conclusions as specifically set forth herein and is not and should not be deemed to be a representation or opinion as to any factual matters. The opinions expressed herein may not be quoted in whole or in part or otherwise used or referred to in connection with any other transactions.

Very truly yours,

/s/ HOLME ROBERTS & OWEN LLP